                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Martha Fleming, Howard Griffith
         Fidelity Southern (404) 240-1504

                          FIDELITY SOUTHERN CORPORATION
                       REPORTS 2005 SECOND QUARTER RESULTS

            ATLANTA, GA (July 21, 2005) - Fidelity Southern Corporation ("Fidelity") (NASDAQ:LION) reported that net income for the second quarter of 2005 was $2,559,000 compared to $1,649,000 for the second quarter of 2004, a 55.2% increase. Basic and diluted earnings per share for the second quarter of 2005 were $.28 compared to $.19 and $.18, respectively, for the same period in 2004.

      Net income for the first half of 2005 was $4,794,000 compared to $3,104,000 for the first half of 2004, a 54.4% increase. Basic and diluted earnings per share were $.52 for the first half of 2005 compared to $.35 and $.34, respectively, for the first half of 2004.

      Primarily driven by the increase in net income, Fidelity's return on equity has increased to 12.08% for the first half of 2005 compared to 8.64% for the comparable period in 2004. Fidelity's efficiency ratio for the first half of 2005 reflected similar improvement, declining to 65.03% from 70.84% for the same period in 2004. Fidelity's return on equity for the second quarter of 2005 increased to 12.75% from 11.40% and 9.12% for the first quarter of 2005, and the second quarter of 2004, respectively, while the efficiency ratio improved to 63.76% from 66.35% and 69.85%, respectively, for the same periods demonstrating continuing improvement in the ratio.

      Chairman James B. Miller, Jr. said, "The increases in net income came primarily from an increase in net interest income, a decrease in the provision for loan losses and declining operating expenses. A $134 million increase in average interest-earning assets was the primary contributor to Fidelity's 54.4% increase in net income for the first half of 2005 compared to the same period in 2004. The increase in average interest-earning assets in large part came from commercial and construction loans which are primarily tied to prime." Mr. Miller said, "As a result of Fidelity's continued improvement in asset quality, the year-to-date provision for loan losses was $700,000 lower in the first half of 2005 than the amount required for the same period in 2004. We continue to grow interest-earning assets while maintaining an appropriate risk profile and controlling expenses and continue to anticipate that 2005 net income will exceed 2004's net income by better than 25%."

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2005
Page 2

      As of June 30, 2005, total assets were $1.348 billion compared to $1.173 billion at June 30, 2004, an increase of 14.9%. In other comparisons to June 30, 2004, total loans increased 17.7% to $1.098 billion; deposits increased 9.4% to $1.090 billion and shareholders' equity increased 14.5% to $83 million. Since June 30, 2004, commercial loan balances including commercial loans secured by real estate have grown 9.2%, real estate construction loan balances have grown 29.1% and real estate mortgage loans have grown 10.3%.

      Net interest income for the second quarter and first half of 2005 increased $1.2 million and $2.5 million, or 14.1% and 14.6%, respectively, compared to the same periods in 2004. The increases in net interest income were primarily attributable to growth in interest-earning assets, as Fidelity experienced modest increases in the net interest margin in the second quarter and in the first half of 2005 of 2 basis points and 6 basis points, respectively, compared to the same periods in 2004. The net interest margin for the second quarter and for the first half of 2005 was 3.16% and 3.22%, respectively.

      Total interest income for the second quarter and first half of 2005 increased $3.8 million and $6.2 million, respectively, or 26.4% and 21.7%, respectively, compared to the same periods in 2004. The increases in interest income were due to 59 and 45 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $146 million and $134 million, respectively, for the second quarter and the year-to-date ended June 30, 2005, compared to the same periods in 2004.

      Interest expense for the second quarter and first half of 2005 increased $2.6 million and $3.7 million, or 44.5% and 32.2%, respectively, compared to the same periods in 2004. The increases in interest expense were primarily attributable to 65 basis point and 44 basis point increases in the cost of interest-bearing liabilities for the second quarter and first six months of 2005, respectively, when compared to the same periods of 2004, and increases in the volume of interest-bearing liabilities of $134 million and $117 million, respectively, over the same periods of 2004. During the second quarter of 2005, Fidelity aggressively advertised for 11 month maturity time deposits to fund loan growth and extend deposit maturities as interest rates continued to climb. This program accounted in part for the increase in the cost of funds in the second quarter.

      The second quarter and year-to-date 2005 provisions for loan losses were $900,000 and $1.8 million, respectively, compared to $1.3 million and $2.5 million, respectively, for the same periods in 2004. Net charge-offs declined $375,000 during the first half of 2005 when compared to the same period in 2004. The ratio of net charge-offs to average loans outstanding was .21% for the first half of 2005 compared to .35% for the first half of 2004. The lower provisions for loan losses in 2005 were attributable to improvements in asset quality.

      Noninterest income was $3.6 million and $6.8 million, respectively, for the second quarter and first half of 2005, compared to $3.7 million and $7.3 million, respectively, for the same periods of 2004. Second quarter and year-to-date 2005 declines in noninterest income

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2005
Page 3

when compared to the same periods in 2004 resulted from declines in revenue from indirect lending activities of $249,000 and $329,000, respectively, from SBA lending activities of $4,000 and $300,000, respectively, from service charges and other fee income of $83,000 and $129,000, respectively, and from mortgage banking activities of $280,000 and $221,000, respectively. The above declines were partially offset by the increases in other noninterest income in the second quarter and the year-to-date ended June 30, 2005, of $367,000 and $437,000, respectively, when compared to the same periods in 2004. These were in large part attributable to insurance commission income from Fidelity's wholly owned insurance agency - LionMark Insurance Company ("LionMark"), which began operations during the second quarter of 2005. LionMark offers credit related insurance products on an agency basis.

      The declines in revenues from SBA lending activities were due to decreased sales activity. The declines in revenues from indirect lending activities were due primarily to rising interest rates impacting both the volume of and gains on loan sales. This impacted both the volume of loans being serviced for others and gains on sales, reducing revenue from both sources. Indirect loan production for the first half of 2005 increased 5.5%, or $13 million, to $246 million when compared to the same period last year.

      Noninterest expense for the second quarter and year-to-date 2004 declined $42,000 or .5% to $8.5 million and $152,000, or .9%, to $17.0 million, respectively, when compared to the comparable periods of 2004. The modest declines in noninterest expense occurred as declines in most categories of noninterest expense offset increases in salary and employee benefit costs and professional fees. These increases are due to asset growth, cost of living compensation increases and costs associated with Sarbanes-Oxley compliance activities.

      This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "expects," "anticipates," "estimates," "projects" and "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins,
(ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets,
(iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market,
(vi) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation's 2004 Annual Report to Shareholders and the 2004 Annual Report on Form 10-K, including the "Risk Factors" set forth therein. Additional information and other factors that

Fidelity Southern Corporation
Second Quarter Earnings Release
July 21, 2005
Page 4

could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

      Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services and credit related insurance products through 19 branches in Atlanta, Georgia and an insurance office in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.

                          FIDELITY SOUTHERN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         FOR THE QUARTERS ENDED       SIX MONTHS ENDED
                                                                JUNE 30,                  JUNE 30,
                                                        -----------------------   -----------------------
                                                           2005         2004         2005         2004
                                                        ----------   ----------   ----------   ----------
INTEREST INCOME
   LOANS, INCLUDING FEES                                $   16,088   $   12,080   $   30,618   $   23,891
   INVESTMENT SECURITIES                                     1,883        2,179        3,857        4,476
   FEDERAL FUNDS SOLD                                           80           28          116           58
   DEPOSITS WITH OTHER BANKS                                     9            4           15            8
                                                        ----------   ----------   ----------   ----------
      TOTAL INTEREST INCOME                                 18,060       14,291       34,606       28,433

INTEREST EXPENSE
   DEPOSITS                                                  6,683        4,585       12,113        8,906
   SHORT-TERM BORROWINGS                                       391           64          770          406
   SUBORDINATED DEBT                                           963          757        1,795        1,515
   OTHER LONG-TERM DEBT                                        294          360          585          720
                                                        ----------   ----------   ----------   ----------
      TOTAL INTEREST EXPENSE                                 8,331        5,766       15,263       11,547
                                                        ----------   ----------   ----------   ----------

NET INTEREST INCOME                                          9,729        8,525       19,343       16,886

PROVISION FOR LOAN LOSSES                                      900        1,300        1,800        2,500
                                                        ----------   ----------   ----------   ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                  8,829        7,225       17,543       14,386

NONINTEREST INCOME
   SERVICE CHARGES ON DEPOSIT ACCOUNTS                       1,051        1,163        2,058        2,246
   OTHER FEES AND CHARGES                                      318          289          610          551
   MORTGAGE BANKING ACTIVITIES                                 410          690          742          963
   BROKERAGE ACTIVITIES                                        269          157          474          364
   INDIRECT LENDING ACTIVITIES                                 804        1,053        1,832        2,161
   SBA LENDING ACTIVITIES                                      101          105          155          455
   SECURITIES GAINS, NET                                        32            -           32          130
   OTHER OPERATING INCOME                                      582          215          860          423
                                                        ----------   ----------   ----------   ----------
    TOTAL NONINTEREST INCOME                                 3,567        3,672        6,763        7,293

NONINTEREST EXPENSE
   SALARIES AND EMPLOYEE BENEFITS                            4,599        4,327        9,288        8,834
   FURNITURE AND EQUIPMENT                                     634          754        1,374        1,468
   NET OCCUPANCY                                               792          982        1,649        1,862
   COMMUNICATION EXPENSES                                      348          411          677          727
   PROFESSIONAL AND OTHER SERVICES                             715          535        1,392        1,108
   STATIONERY, PRINTING AND SUPPLIES                           155          180          301          338
   INSURANCE EXPENSES                                           96          192          228          516
   OTHER OPERATING EXPENSES                                  1,139        1,139        2,068        2,276
                                                        ----------   ----------   ----------   ----------
    TOTAL NONINTEREST EXPENSE                                8,478        8,520       16,977       17,129
                                                        ----------   ----------   ----------   ----------

INCOME BEFORE INCOME TAX EXPENSE                             3,918        2,377        7,329        4,550
INCOME TAX EXPENSE                                           1,359          728        2,535        1,446
                                                        ----------   ----------   ----------   ----------

NET INCOME                                              $    2,559   $    1,649   $    4,794   $    3,104
                                                        ==========   ==========   ==========   ==========

EARNINGS PER SHARE:
      BASIC EARNINGS PER SHARE                          $     0.28   $     0.19   $     0.52   $     0.35
                                                        ==========   ==========   ==========   ==========
      DILUTED EARNINGS PER SHARE                        $     0.28   $     0.18   $     0.52   $     0.34
                                                        ==========   ==========   ==========   ==========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING-BASIC                                       9,170,852    8,980,216    9,161,819    8,932,328
                                                        ==========   ==========   ==========   ==========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING-FULLY DILUTED                               9,222,148    9,092,354    9,216,254    9,044,677
                                                        ==========   ==========   ==========   ==========

                          FIDELITY SOUTHERN CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)

                                           JUNE 30,     DECEMBER 31,     JUNE 30,
                                            2005            2004           2004
                                         -----------    ------------   -----------
ASSETS
CASH AND DUE FROM BANKS                  $    33,043    $     24,465   $    21,628
FEDERAL FUNDS SOLD                            24,664           9,274         6,695
INVESTMENTS AVAILABLE-FOR-SALE               102,646         114,137       129,612
INVESTMENTS HELD-TO-MATURITY                  50,459          51,913        54,976
LOANS HELD-FOR-SALE                           40,262          34,063        39,181
LOANS                                      1,058,209         961,226       893,729
ALLOWANCE FOR LOAN LOSSES                    (12,909)        (12,174)      (10,980)
                                         -----------    ------------   -----------
LOANS, NET                                 1,045,300         949,052       882,749
PREMISES AND EQUIPMENT, NET                   13,758          13,512        13,136
OTHER REAL ESTATE                                433             665           216
ACCRUED INTEREST RECEIVABLE                    5,550           5,233         4,831
OTHER ASSETS                                  31,922          21,403        19,964
                                         -----------    ------------   -----------

          TOTAL ASSETS                   $ 1,348,037    $  1,223,717   $ 1,172,988
                                         ===========    ============   ===========

LIABILITIES

DEPOSITS:
    NONINTEREST BEARING DEMAND           $   126,628    $    116,420   $   120,921
    INTEREST BEARING DEMAND/
       MONEY MARKET                          227,304         251,308       257,315
    SAVINGS                                  151,458         126,761       114,113
    TIME DEPOSITS, $100,000 AND OVER         219,104         201,780       193,310
    OTHER TIME DEPOSITS                      365,204         320,108       310,570
                                         -----------    ------------   -----------
          TOTAL DEPOSIT LIABILITIES        1,089,698       1,016,377       996,229

FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                38,387          38,212        17,679
FHLB SHORT-TERM BORROWINGS                    49,000          14,000           100
SUBORDINATED DEBT                             46,908          36,598        36,598
OTHER LONG-TERM DEBT                          34,000          34,000        45,000
ACCRUED INTEREST PAYABLE                       3,738           2,864         2,688
OTHER LIABILITIES                              2,932           2,857         1,875
                                         -----------    ------------   -----------
          TOTAL LIABILITIES                1,264,663       1,144,908     1,100,169

SHAREHOLDERS' EQUITY

COMMON STOCK                                  43,595          42,725        41,467
TREASURY STOCK                                   (48)            (66)          (69)
ACCUMULATED OTHER COMPREHENSIVE
     INCOME                                       62            (103)       (1,210)
RETAINED EARNINGS                             39,765          36,253        32,631
                                         -----------    ------------   -----------
          TOTAL SHAREHOLDERS' EQUITY          83,374          78,809        72,819
                                         -----------    ------------   -----------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY       $ 1,348,037    $  1,223,717   $ 1,172,988
                                         ===========    ============   ===========

BOOK VALUE PER SHARE                     $      9.09    $       8.64          8.11
                                         ===========    ============   ===========
SHARES OF COMMON STOCK OUTSTANDING         9,172,224       9,120,135     8,981,617
                                         ===========    ============   ===========

                          FIDELITY SOUTHERN CORPORATION
                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)

                                                       Six Months Ended       Year Ended
                                                     --------------------    ------------
                                                     June 30,    June 30,    December 31,
                                                       2005        2004         2004
                                                     --------    --------    ------------
BALANCE AT BEGINNING OF PERIOD                       $ 12,174    $  9,920    $      9,920
CHARGE-OFFS:
     COMMERCIAL, FINANCIAL AND AGRICULTURAL                90         181             384
     REAL ESTATE-CONSTRUCTION                               -           -               -
     REAL ESTATE-MORTGAGE                                  63         412             454
     CONSUMER INSTALLMENT                               1,378       1,458           2,770
                                                     --------    --------    ------------
         TOTAL CHARGE-OFFS                              1,531       2,051           3,608
RECOVERIES:
     COMMERCIAL, FINANCIAL AND AGRICULTURAL               153         280             456
     REAL ESTATE-CONSTRUCTION                               -           -               -
     REAL ESTATE-MORTGAGE                                  10          66              66
     CONSUMER INSTALLMENT                                 303         265             540
                                                     --------    --------    ------------
         TOTAL RECOVERIES                                 466         611           1,062
                                                     --------    --------    ------------
NET CHARGE-OFFS                                         1,065       1,440           2,546
PROVISION FOR LOAN LOSSES                               1,800       2,500           4,800
                                                     --------    --------    ------------
BALANCE AT END OF PERIOD                             $ 12,909    $ 10,980    $     12,174
                                                     ========    ========    ============

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
         LOANS OUTSTANDING, NET                          0.21%       0.35%           0.29%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS       1.22%       1.23%           1.27%

                              NONPERFORMING ASSETS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)

                                                    June 30,     June 30,
                                                      2005         2004
                                                    --------     --------
NONACCRUAL LOANS                                    $  1,122     $  2,038
REPOSSESSIONS                                            498          533
OTHER REAL ESTATE                                        433          216
                                                    --------     --------
         TOTAL NONPERFORMING ASSETS                 $  2,053     $  2,787
                                                    ========     ========

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING   $    120     $    122

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND
   STILL ACCRUING TO TOTAL LOANS                        0.01%        0.01%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
         AND REPOSSESSIONS                              0.19%        0.30%

                          FIDELITY SOUTHERN CORPORATION

                               LOANS, BY CATEGORY

                                   (UNAUDITED)

                                                                  Percent change

(DOLLARS IN THOUSANDS)

                                           June 30,   December 31,   June 30,     June 30, 2005/    June 30, 2005/
                                            2005         2004          2004     December 31, 2004   June 30, 2004
                                         -----------  ------------  ----------  -----------------   --------------
COMMERCIAL, FINANCIAL AND AGRICULTURAL   $    89,934  $     79,597  $   77,541              12.99%           15.98%
TAX-EXEMPT COMMERCIAL                          6,183         6,245       8,036              (0.99)%         (23.06)%
REAL ESTATE MORTGAGE - COMMERCIAL             98,306        98,770      92,483              (0.47)%           6.30%
                                         -----------  ------------  ----------
   TOTAL COMMERCIAL                          194,423       184,612     178,060               5.31%            9.19%
REAL ESTATE-CONSTRUCTION                     178,751       162,176     138,438              10.22%           29.12%
REAL ESTATE-MORTGAGE                         140,316       123,948     127,260              13.21%           10.26%
CONSUMER INSTALLMENT                         544,719       490,490     449,971              11.06%           21.06%
                                         -----------  ------------  ----------
   LOANS                                   1,058,209       961,226     893,729              10.09%           18.40%
LOANS HELD-FOR-SALE:
  ORIGINATED RESIDENTIAL MORTGAGE LOANS        3,262         4,063       4,181             (19.71)%         (21.98)%
  INDIRECT AUTO LOANS                         37,000        30,000      35,000              23.33%            5.71%
                                         -----------  ------------  ----------
  TOTAL LOANS HELD-FOR-SALE                   40,262        34,063      39,181              18.20%            2.76%
                                         -----------  ------------  ----------
   TOTAL LOANS                           $ 1,098,471  $    995,289  $  932,910
                                         ===========  ============  ==========

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)

(dollars in thousands)


                                                                     YEAR-TO-DATE
                                         ----------------------------------------------------------------
                                                       JUNE 2005                        JUNE 2004
                                         ---------------------------------  -----------------------------
                                           Average      Income/     Yield/    Average    Income/   Yield/
                                           Balance      Expense      Rate     Balance    Expense    Rate
                                         -----------  ------------  ------  ----------  ---------  ------
ASSETS
INTEREST-EARNING ASSETS :
Loans, net of unearned income
  Taxable                                $ 1,038,996  $     30,454    5.91% $  874,043  $  23,704    5.45%
  Tax-exempt (1)                               6,876           237    6.96%      8,061        287    7.16%
                                         -----------  ------------          ----------  ---------
     Total loans                           1,045,872        30,691    5.92%    882,104     23,991    5.47%

Investment securities
  Taxable                                    160,180         3,857    4.80%    185,915      4,476    4.83%
  Tax-exempt                                       -             -                   -          -
                                         -----------  ------------          ----------  ---------
     Total investment securities             160,180         3,857    4.80%    185,915      4,476    4.83%

Interest-bearing deposits                      1,181           116    2.70%      1,577          7    0.94%
Federal funds sold                             8,655           116    2.71%     12,622         58    0.92%
                                         -----------  ------------          ----------  ---------
     Total interest-earning assets         1,215,888        34,780    5.75%  1,082,218     28,532    5.30%

Cash and due from banks                       23,608                            20,434
Allowance for loan losses                    (12,627)                          (10,469)
Premises and equipment, net                   13,282                            13,724
Other real estate owned                          645                               670
Other assets                                  27,755                            22,678
                                         -----------                        ----------
     Total assets                        $ 1,268,551                        $1,129,255
                                         ===========                        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES :
Demand deposits                          $   232,385  $      1,920    1.67% $  197,059  $   1,259    1.28%
Savings deposits                             138,997         1,757    2.55%    117,775        961    1.64%
Time deposits                                551,696         8,436    3.08%    517,905      6,686    2.60%
                                         -----------  ------------          ----------  ---------
     Total interest-bearing deposits         923,078        12,113    2.65%    832,739      8,906    2.15%

Federal funds purchased                        5,077            72    2.85%      1,990         13    1.33%
Securities sold under agreements to
  repurchase                                  21,466           196    1.85%     16,338         87    1.08%
Other short-term borrowings                   37,097           502    2.73%     12,992        306    4.73%
Subordinated debt                             42,636         1,795    8.49%     36,598      1,499    8.24%
Long-term debt                                34,000           585    3.47%     45,225        736    3.27%
                                         -----------  ------------          ----------  ---------
     Total interest-bearing liabilities    1,063,354        15,263    2.89%    945,882     11,547    2.45%

NONINTEREST-BEARING :
Demand deposits                              117,968                           105,949
Other liabilities                              7,205                             5,179
Shareholders' equity                          80,024                            72,245
                                         -----------                        ----------
  Total liabilities and
     shareholders' equity                $ 1,268,551                        $1,129,255
                                         ===========                        ==========

Net interest income / spread                          $     19,517    2.86%             $  16,985    2.85%
                                                      ============                      =========
Net interest margin                                                   3.22%                          3.16%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2005 and 2004 of $74,000 and $100,000 respectively.

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)

(dollars in thousands)

                                                              FOR THE QUARTER ENDED
                                        -----------------------------------------------------------------
                                                  JUNE 2005                         JUNE 2004
                                        -------------------------------   -------------------------------
                                          Average     Income/    Yield/     Average     Income/    Yield/
                                          Balance     Expense     Rate      Balance     Expense    Rate
                                        -----------   --------   ------   -----------   --------   ------
ASSETS

INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                               $ 1,068,911   $ 16,006    6.01%   $   894,001   $ 11,987    5.39%
  Tax-exempt (1)                              6,860        119    6.98%         8,031        143    7.16%
                                        -----------   --------            -----------   --------
   Total loans                            1,075,771     16,125    6.01%       902,032     12,130    5.41%

Investment securities
  Taxable                                   156,360      1,883    4.79%       182,652      2,178    4.76%
  Tax-exempt                                      -          -                      -          -
                                        -----------   --------            -----------   --------
   Total investment securities              156,360      1,883    4.79%       182,652      2,178    4.76%

Interest-bearing deposits                     1,323         10    2.91%         1,636          4    0.97%
Federal funds sold                           11,113         80    2.87%        12,175         28    0.91%
                                        -----------   --------            -----------   --------
   Total interest-earning assets          1,244,567     18,098    5.83%     1,098,495     14,340    5.24%

Cash and due from banks                      24,561                            20,299
Allowance for loan losses                  (12,899)                            (9,279)
Premises and equipment, net                  13,117                            13,556
Other real estate owned                         570                               548
Other assets                                 30,428                            22,493
                                        -----------                       -----------
   Total assets                         $ 1,300,344                       $ 1,146,112
                                        ===========                       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST-BEARING LIABILITIES:
Demand deposits                         $   224,041   $    970    1.74%   $   216,260   $    737    1.37%
Savings deposits                            148,899      1,026    2.76%       115,799        471    1.63%
Time deposits                               577,816      4,687    3.25%       527,954      3,377    2.57%
                                        -----------   --------            -----------   --------
   Total interest-bearing deposits          950,756      6,683    2.82%       860,013      4,585    2.14%

Federal funds purchased                       1,571         13    3.40%           881          3    1.30%
Securities sold under agreements to
  repurchase                                 23,258        128    2.21%        14,192         37    1.04%
Other short-term borrowings                  35,940        250    2.79%         1,792         25    5.58%
Subordinated debt                            46,908        963    8.25%        36,598        749    8.23%
Long-term debt                               34,000        294    3.48%        45,154        368    3.28%
                                        -----------   --------            -----------   --------
   Total interest-bearing liabilities     1,092,433      8,331    3.07%       958,630      5,767    2.42%

NONINTEREST-BEARING:
Demand deposits                             120,685                           109,568
Other liabilities                             6,695                             5,187
Shareholders' equity                         80,531                            72,727
                                        -----------                       -----------
  Total liabilities and
   shareholders' equity                 $ 1,300,344                       $ 1,146,112
                                        ===========                       ===========
Net interest income / spread                          $  9,767    2.76%                 $  8,573    2.82%
                                                      ========                          ========
Net interest margin                                               3.16%                             3.14%

(1) Interest income includes the effect of taxable-equivalent adjustment for June 2005 and June 2004 of $37,000 and $50,000 respectively.